090401

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20100534112-99
Ross Miller, Secretary of State, State of Nevada	Filing Date and Time 07/14/2010 8:11 AM
	Entity Number E0210892010-5

Certificate of Correction
(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction
(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

SMSA Shreveport Acquisition Corp

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 05/03/2010

4. Description of the inaccuracy or defect.

The number of shares of preferred stock, par value $0.001 that the Corporation is authorized to issue is inaccurately stated in Article III as 10,000 shares instead of 10,000,000 shares of preferred stock.

5. Correction of the inaccuracy or defect.

The classes and the aggregate number of shares of each class of Capital Stock that the Company shall have authority to issue are as follows: 100,000,000 shares of common stock, $0.001 par value ("Common Stock"); and 10,000,000 shares of preferred stock, $0.001 par value ("Preferred Stock").

6. Signature:

X [signature] President 07/06/2010

Authorized Signature Title * Date

Timothy P. Halter

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.